Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Green Spirit Industries, Inc.

We hereby consent to the use in this Registration Statement on Form S-1 of Green Spirit Industries, Inc. of our report dated May 15, 2017 related to the balance sheet of Project 1493, LLC as of April 30, 2017 appearing in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to us under the caption ‘Experts’ in the Prospectus.

/s/ Turner, Stone & Company, L.L.P.

Certified Public Accountants

Dallas, Texas

June 27, 2017